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                                                                    EXHIBIT 10.1

(UNILATERAL FORM)                 (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                    ISDA (R)
              INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.

                              CREDIT SUPPORT ANNEX

                             to the Schedule to the

                                MASTER AGREEMENT

                           dated as of April 20, 2005

                                     between

BANK OF AMERICA, N.A.                  and            WRIGHT EXPRESS CORPORATION

   ("Party A")                                                ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

PARAGRAPH 1.  INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2.  SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

  Copyright (C) 1994 by International Swaps and Derivatives Association, Inc.

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PARAGRAPH 3.  CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "DELIVERY AMOUNT" applicable to the Pledgor for any Valuation Date will equal the amount by which:

      (i) the Credit Support Amount

      exceeds

      (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "RETURN AMOUNT" applicable to the Secured Party for any Valuation Date will equal the amount by which:

      (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

      (ii) the Credit Support Amount.

"CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4. CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

(a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

      (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

      (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

                                     2                             ISDA (R) 1994

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(d) SUBSTITUTIONS.

      (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

      (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5. DISPUTE RESOLUTION

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of
(I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

      (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

            (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

            (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

            (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

      (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

                                    3                              ISDA (R) 1994

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PARAGRAPH 6. HOLDING AND USING POSTED COLLATERAL

(a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)   ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

      (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

      (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

      (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

      (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

      (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)   DISTRIBUTIONS AND INTEREST AMOUNT.

      (i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

      (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation

                                     4                             ISDA (R) 1994

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      will be deemed to be a Valuation Date for this purpose). The Interest
      Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7. EVENTS OF DEFAULT

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

      (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

      (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

      (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8. CERTAIN RIGHTS AND REMEDIES

(a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

      (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

      (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

      (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

      (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

      (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

                                     5                             ISDA (R) 1994

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      (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

      (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

      (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

            (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

            (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

      (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

      (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

      (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

      (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

PARAGRAPH 10. EXPENSES

(a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

                                     6                             ISDA (R) 1994

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(b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

PARAGRAPH 11. MISCELLANEOUS

(a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) FURTHER PROTECTION. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 12. DEFINITIONS

As used in this Annex:--

"CASH" means the lawful currency of the United States of America.

"CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

"CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

"DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

"DISPUTING PARTY" has the meaning specified in Paragraph 5.

                                     7                             ISDA (R) 1994

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"DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

"EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

      (x)   the amount of that Cash on that day; multiplied by

      (y)   the Interest Rate in effect for that day; divided by

      (z)   360.

"INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"INTEREST RATE" means the rate specified in Paragraph 13.

"LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"NOTIFICATION TIME" has the meaning specified in Paragraph 13.

"OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"OTHER ELIGIBLE SUPPORT" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

                                     8                             ISDA (R) 1994

"PLEDGOR" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

"RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"RESOLUTION TIME" has the meaning specified in Paragraph 13.

"RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

"SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

"SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

"THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

      (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

      (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

      (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

      (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"VALUATION AGENT" has the meaning specified in Paragraph 13.

"VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

"VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"VALUATION TIME" has the meaning specified in Paragraph 13.

"VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

      (i) Eligible Collateral or Posted Collateral that is:

                                     9                             ISDA (R) 1994

            (A) Cash, the amount thereof; and

            (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

      (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

      (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

                                     10                            ISDA (R) 1994

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes no additional obligations with respect to Party A or Party B.

(b) Credit Support Obligations.

      (i) "Delivery Amount", "Return Amount" and "Credit Support Amount" will have the meanings specified in Paragraphs 3(a), 3(b) and 3, respectively.

      (ii) Eligible Collateral shall consist of those assets identified by the ICAD codes listed below, as they are defined in the Collateral Asset Definitions. Percentage shown is the Valuation Percentage applicable to the indicated combination of ICAD and Remaining Maturity.

                                                   Remaining Maturity
                    ----------------------------------------------------------------------------------
                                             More than one (1)     More than five (5)
                                             year up to and        years up to and
                        One (1) year or      including five (5)    including ten (10)    More than ten
ICAD Code               under                years                 years                 (10) years
------------------------------------------------------------------------------------------------------
US-CASH                      100%                  N/A                    N/A                N/A
US-TBILL                    99.5%                  N/A                    N/A                N/A
US-TNOTE                    99.5%                  98%                    95%                N/A
US-TBOND                    99.5%                  98%                    95%                95%
US-STRIP                     95%                   95%                    95%                95%
US-TIPS                      95%                   95%                    95%                95%
US-GNMA                     99.5%                  98%                    95%                95%
US-FNMA                     99.5%                  98%                    95%                95%
US-FHLMC                    99.5%                  98%                    95%                95%
US-FHLB                     99.5%                  98%                    95%                95%
US-FHLBNC                   99.5%                  98%                    95%                95%
US-FHLBNCDN                 99.5%                  N/A                    N/A                N/A
US-NCAD                     99.5%                  98%                    95%                95%
US-NCADN                    99.5%                  N/A                    N/A                N/A
US-GNMAMBS                  99.5%                  98%                    95%                95%
US-FNMAMBS                  99.5%                  98%                    95%                95%
US-FHLMCMBS                 99.5%                  98%                    95%                95%
US-ARM                      99.5%                  98%                    95%                95%

                                             More than one (1)     More than five (5)
                                             year up to and        years up to and
                        One (1) year or      including five (5)    including ten (10)    More than ten
Asset Class             under                years                 years                 (10) years
------------------------------------------------------------------------------------------------------
Agency CMOs
and REMICS                   90%                  90%                     90%                 90%
------------------------------------------------------------------------------------------------------

      "Agency CMOs and REMICS" means US-DERIV, as defined in the Collateral Asset Definitions, published by ISDA in June 2003; provided, however, that such definition shall not include derivative structures such as Targeted Amortization Classes ("TACs"), Support Classes ("Companions"), Z-Bonds, Very Accurately Defined Maturity ("VADMs"), Floaters, Inverse

                                       11                          ISDA (R) 1994

      Floaters, Interest Only, Principal Only, Accrued Classes, and other structures deemed unacceptable by the Secured Party.

      (iii) The following items will qualify as "Other Eligible Support" for Party B:

            Eligible Letters of Credit.

            "Eligible Letter of Credit" means an irrevocable standby letter of credit which (A) has been duly executed and issued by an Eligible Letter of Credit Issuer, (B) has been duly authenticated, (C) is issued and payable in favor of or for the benefit of the Secured Party, (D) is issued in an amount which is an integral multiple of $____________, (E) is available unconditionally on demand in writing (including a writing transmitted by facsimile telecopy)without any requirement for presentation of any certificates (except as explicitly required by Exhibit A hereto) or other documents of any kind, (F) has an expiration date no earlier than 365 calendar days after the date of its issue and Transfer to the Secured Party, (G) is substantially in the form attached hereto as Exhibit A, and (H) is otherwise satisfactory to the Secured Party in all respects.

            "Eligible Letter of Credit Issuer" means a U.S. state or federally chartered bank or a non-U.S. bank acting through a U.S. branch or agency office, which has senior long unsecured term debt or deposits which, at the time when the relevant letter of credit is Transferred to the Secured Party, are rated at least "A" by S&P and at least "A2" by Moody's.

            "Letter of Credit Default" shall mean with respect to an outstanding Eligible Letter of Credit, the occurrence of any of the following events: (1) the Eligible Letter of Credit Issuer shall fail to maintain a credit rating of at least "A" by S&P or "A2" by Moody's;
            (2) the Eligible Letter of Credit Issuer shall fail to comply with or perform its obligations under such Eligible Letter of Credit if such failure shall be continuing after the lapse of any applicable grace period; (3) the Eligible Letter of Credit Issuer shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Eligible Letter of Credit; (4) such Eligible Letter of Credit shall expire or terminate, or shall fail or cease to be in full force and effect at any time during a period in which Posted Credit Support is required, or (5) the Pledgor fails to cause the renewal or replacement Eligible Letter of Credit to the Secured Party at the address specified in the Agreement at least 30 calendar days prior to the expiration of such Eligible Letter of Credit.

            Upon the occurrence of a Letter of Credit Default, the Pledgor agrees to deliver a substitute Eligible Letter of Credit to the Secured Party on or before the third Business Day after the Letter of Credit Default. The failure to so deliver a substitute Eligible Letter of Credit or other Posted Collateral to cover the Credit Support Amount required by the Pledgor shall be deemed to be an Event of Default under the Agreement.

            Unless otherwise agreed in writing by the parties, each Eligible Letter of Credit shall be provided in such manner as is mutually agreed in writing by the parties or is customary in the relevant market, and each Eligible Letter of Credit shall be maintained for the benefit of the Secured Party.

                                       12                          ISDA (R) 1994

            When providing Eligible Letters of Credit, the Pledgor may increase the amount of an outstanding Eligible Letter of Credit or procure one or more additional Eligible Letters of Credit.

      In all cases, the costs and expenses (including but not limited to the reasonable costs, expenses and attorneys' fees of the Secured Party) of establishing, renewing, substituting, canceling and increasing the amount of one or more Eligible Letters of Credit (as the case may be) shall be borne by the Pledgor.

      (iv) Thresholds.

            (A) "Independent Amount" means with respect to Party A: Not Applicable "Independent Amount" means with respect to Party B:
                  Not Applicable.

            (B) "Threshold" means, on any day, with respect to Party A as
                Pledgor, not applicable, and with respect to Party B as Pledgor, $5,000,000.00.

            (C)   "Minimum Transfer Amount" means with respect to Party A:
                  $250,000.00

                  "Minimum Transfer Amount" means with respect to Party B:
                  $250,000.00

            (D) Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $10,000.00, respectively.

(c) Valuation and Timing.

      (i) "Valuation Agent" means, for the purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and, for the purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable, unless otherwise specified here: Valuation Agent shall be Party A; provided, however, that notwithstanding anything to the contrary set forth in this Annex, the Valuation Agent shall not be required to notify Party B of any of the Valuation Agent's calculations of Value, Exposure, Delivery Amount or Return Amount under this Annex unless requested to do so (either verbally or in writing) by Party B in each instance.

      (ii) "Valuation Date" means: Each and every Local Business Day commencing on the first such date following the date hereof.

      (iii) "Valuation Time" means:

            [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

            [X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

            provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 1:00 p.m., New York time, on a Local Business Day.

                                       13                          ISDA (R) 1994

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for each party (that party being the Affected Party if the Termination Event occurs with respect to that party) for purposes of Paragraphs 4(a), 6(c), 8(a) and 8(b): Illegality, Force Majeure Event, Tax Event, Tax Event Upon Merger, Credit Event Upon Merger and Additional Termination Event.

(e)   Substitution.

      (i) "Substitution Date" means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

      (ii) Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.

      (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof, and for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to the product of (i) either (A) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party or (B) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by Secured Party, multiplied by (ii) the percentage figure listed in Paragraph 13(b)(ii) hereof with respect to such security.

      (iii) Alternative. The provisions of Paragraph 5 will apply.

(g)   Holding and Using Posted Collateral.

      (i) Eligibility to Hold Posted Collateral; Custodians. Party A and its Custodian, will be entitled to hold Posted Collateral, as applicable, pursuant to Paragraph 6(b); provided that the following conditions applicable to each party are satisfied:

            (A) Party A, as the Secured Party, is not a Defaulting Party.

            (B) Party A hereby covenants and agrees that it will cause all Posted Collateral received from the other party to be entered in one or more accounts (each, a "Collateral Account") with a domestic office of a commercial bank, trust company or financial institution organized under the laws of the United States (or any state or a political subdivision thereof) having assets of at least $10 billion and a long term debt or deposit rating of at least (i) Baa2 from Moody's and (ii) BBB from S&P (a "Qualified Institution"), each of which accounts may include property of other parties but will bear a title indicating the Secured Party's interest in said account and the Posted Collateral in such account. In addition the Secured Party may direct the Pledgor to transfer or deliver Eligible Collateral directly into the Secured Party's Collateral Account(s). If otherwise

                                       14                          ISDA (R) 1994
            qualified, the Secured Party may act as such Qualified Institution and the Secured Party may move the Collateral Accounts from one Qualified Institution to another upon reasonable notice to the Pledgor. The Secured Party shall cause statements concerning the Posted Collateral transferred or delivered by the Pledgor to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

      Initially the Custodian, for Party A is: Not applicable.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to Party A.

(h)   Distributions and Interest Amount.

      (i) The "Interest Rate", with respect to Eligible Collateral in the form of Cash, for any day, will be the rate opposite the caption "Federal funds (effective)" for such day as published by the Federal Reserve Publication
      H.15 (519) or any successor publication as published by the Board of Governors of the Federal Reserve System.

      (ii) The "Transfer of Interest Amount" will be made within 3 Local Business Days after the last Local Business Day of each calendar month.

      (iii) Alternative Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

      (iv) Paragraph 12 is hereby amended by replacing the definition of "Interest Period" with the following:

            "'Interest Period' means the period from (and including) the first day of each calendar month to (and including) the last day of each calendar month."

(i)   Additional Representations. None.

(j)   Other Eligible Support and Other Posted Support.

      (i) "Value", with respect to Other Eligible Support consisting of an Eligible Letter of Credit and with respect to Other Posted Support consisting of an Eligible Letter of Credit which has been Transferred to the Secured Party, means, as of any Valuation Date, the amount available to be drawn unconditionally thereunder on that Valuation Date; provided, however, that the Value thereof shall be deemed to be zero ($-0-) on any day which is on or after the day which is 30 calendar days before the day when the Eligible Letter of Credit expires or matures.:

      (ii) "Transfer" means, (A) with respect to Other Eligible Support consisting of an Eligible Letter of Credit, delivery by the Eligible Letter of Credit Issuer of the duly executed, issued and authenticated Eligible Letter of Credit to the Secured Party at its address specified in its Transfer Instructions for Letters of Credit in Paragraph 13(l) hereof (or such other address as the Secured Party may advise in writing to the Pledgor), and (B) with respect to Other Posted Support consisting of an Eligible Letter of Credit which has been Transferred to the Secured Party, the execution by Secured Party of an amendment of the Eligible Letter of Credit sent to the Secured Party by the Eligible Letter of Credit Issuer (pursuant to which amendment the amount available under the Eligible Letter of Credit will be reduced) and the dispatch (including dispatch by telecopy) by Secured Party to the Eligible Letter of Credit Issuer of the amendment of the Eligible Letter of Credit as so executed by the Secured Party. Pledgor shall have all responsibility for causing the Eligible Letter of Credit Issuer to send the proposed amendment to

                                       15                          ISDA (R) 1994
      the Secured Party at the Secured Party's address specified in Paragraph 13(l) hereof for Transfer Instructions for Letters of Credit, and any demand or notice by Pledgor for return or exchange or substitution or other Transfer of Other Posted Support consisting of any Eligible Letter of Credit shall be deemed not to have been made until Secured Party has received both Pledgor's demand or notice and the Eligible Letter of Credit Issuer's proposed amendment of the Eligible Letter of Credit.

(k) Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made to the following:

       Party A:         Bank of America, N.A.
                        Sears Tower
                        233 South Wacker Drive, Suite 2800
                        Chicago, Illinois 60606-6306

                        Telephone No.: (312) 234-3030
                        Facsimile:     (312) 234-2731

       Party B:         Wright Express Corporation
                        97 Darling Avenue
                        South Portland, Maine 04106

                        Telephone No.: (207) 523-7643
                        Facsimile No.: (207) 523-7797

(l)   Addresses for Transfers.

       Party A:         Cash/Interest Payments:  (USD Only)
                        Bank of America, New York
                        ABA 026009593
                        Account # 6550-619389
                        F/O Bank of America, Charlotte-Collateral

                        Eligible Collateral (other than cash):
                        BK AMERICA NC/INV
                        ABA # 053 000 196

                        Letters of Credit:
                        Bank of America, N.A.
                        Sears Tower
                        233 South Wacker Drive, Suite 2800
                        Chicago, Illinois 60606-6306

                        Attention: Collateral Operations
                        Telephone No.: (312) 234-3030
                        Facsimile: (312) 234-2731

       Party B:         Cash:

                                       16                          ISDA (R) 1994

                        Eligible Collateral (other than cash):

(m)   Other Provisions.

      (i) This Credit Support Annex is a Security Agreement under the New York UCC.

      (ii) The definitions and provisions contained in the Collateral Asset Definitions First Edition - 2003 (the "Collateral Asset Definitions"), as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Annex. In the event of any inconsistency between any of the following, the first listed shall prevail (i) this Annex, (ii) the Agreement and (iii) the Collateral Asset Definitions.

      (iii) Paragraph 12 is hereby amended by adding, in alphabetical order, the following:

            "Moody's" means Moody's Investor Services, Inc., or any successor to the rating business of such entity."

            "Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

            "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business of such entity."

      (iv)  The following amendments are made to this Credit Support Annex:

            (A) References throughout this Annex to "Swap Transactions" are deleted.

            (B) The terms of Paragraph 5(i)(B) are amended in their entirety as follows:

                  "(B) calculating the Exposure for the Transactions in dispute by seeking four actual quotations at mid-market from third parties for purposes of calculating the relevant Close-out Amount, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent's original calculations will be used for the Transaction; and"

            (C) The definition of "Exposure" in Paragraph 12 of the Annex is hereby amended to read in its entirety as follows:

                  "'Exposure' means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement as if all Transactions were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii)

                                       17                          ISDA (R) 1994

                  U.S. Dollars is the Termination Currency; provided that the Close-out Amount will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for transactions providing the economic equivalent of (x) the material terms of the Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of the Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)); and (y) the option rights of the parties in respect of the Transactions."

      (v) Paragraph 1(b) of this Annex is amended by deleting it and restating it in full as follows:

            "(b) Secured Party and Pledgor. All references in this Annex to the "Secured Party" mean Party A, and all references in this Annex to the "Pledgor" mean Party B; provided, however, that if Other Posted Support is held by Party A, all references herein to the Secured Party with respect to that Other Posted Support will be to Party A as the beneficiary thereof and will not subject that support or Party A as the beneficiary thereof to provisions of law generally relating to security interests and secured parties."

      (vi) Paragraph 2 of this Annex is amended by deleting the first sentence thereof and restating that sentence in full as follows:

            "Party B, as the Pledgor, hereby pledges to Party A, as the Secured Party, as security for the Pledgor's Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder."

      (vii) Only Party B makes the representations contained in Paragraph 9 of this Annex.

      (viii) Paragraph 12 of this Annex is amended by deleting the definitions of "Pledgor" and "Secured Party" and replacing them with the following:"

             " 'Secured Party' means Party A.
               'Pledgor' means Party B."

      (ix) Clause (i) of Paragraph 7 is amended by inserting the words, ", or fails to make (or fails to cause to be made) a Transfer of Other Eligible Support or Other Posted Support," immediately after the words, "Interest Amount", and immediately before the words, ", as applicable".

(n)   Each party hereto acknowledges that:

      (a) This Agreement, including this Annex, is a "master netting agreement" as defined in the U.S. Bankruptcy Code (the "Code"), and a "netting contract" as defined in the netting provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and this Agreement, including this Annex, and each Transaction is of a type set forth in Section 561(a)(1)-(5) of the Code;

      (b) Party A is a "master netting agreement participant," a "financial institution," a "financial participant," a "forward contract merchant" and a "swap participant" as defined in the Code, and a "financial institution" as defined in the netting provisions of FDICIA;

                                       18                          ISDA (R) 1994

      (c) The remedies provided in this Agreement, and in this Annex, are the remedies referred to in Section 561(a), Sections 362(b)(6), (7), (17) and
      (27), and Section 362(o) of the Code, and in Section 11(e)(8)(A) and (C) of the Federal Deposit Insurance Act;

      (d) All transfers of cash, securities or other property under or in connection with this Agreement, this Annex or any Transaction are "margin payments," "settlement payments" and "transfers" under Sections 546(e),
      (f), (g) or (j), and under Section 548(d)(2) of the Code; and

      (e) Each obligation under this Agreement, this Annex or any Transaction is an obligation to make a "margin payment," "settlement payment" and "payment" within the meaning of Sections 362, 560 and 561 of the Code.

Accepted and agreed:

BANK OF AMERICA, N.A.                         WRIGHT EXPRESS CORPORATION

By: /s/ Roger Heintzelman                     By: /s/ Greg Strzegowski
    --------------------------------              ------------------------------
  Name: Roger Heintzelman                       Name: Greg Strzegowski
  Title: Senior Vice President                  Title: VP and Controller
  Date: 9/1/06                                  Date: 8/31/06

                                       19                          ISDA (R) 1994